SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2008

GALAXY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	1-32682 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 1050, Denver, Colorado 80202
(Address of principal executive offices)(Zip Code)

(303) 293-2300
Registrant's telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Amendment No. 1 to Form 8-K is being filed to disclose the entry of a final order authorizing the secured, superpriority financing described below.  The disclosure set forth in Item 3.01 replaces the previous disclosure.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 11, 2008, the United States Bankruptcy Court for the District of Colorado approved interim post-petition financing to the registrant and its subsidiary, Dolphin Energy Corporation (“Dolphin”), of $308,000 by Bruner Family Trust UTD March 28, 2005, pursuant to the terms of a Loan Agreement dated as of April 14, 2008.  The registrant and Dolphin requested this amount to avoid immediate and irreparable harm.   At a hearing held April 28, 2008, the Bankruptcy Court entered a final order authorizing the registrant and Dolphin to borrow up to $4,485,250 pursuant to the terms of the Loan Agreement.

The Loan Agreement provides for interest at the rate of 10% per annum and maturity of the loan on the earlier of (i) the closing of any transaction pursuant to which any third party acquires substantially all of the registrant’s or Dolphin’s assets; (ii) the conversion of the registrant’s or Dolphin’s bankruptcy case to a case under chapter 7 of the Bankruptcy Code; (iii) the dismissal of either of the bankruptcy cases; (iv) the date on which any chapter 11 plan of reorganization becomes effective; (v) the occurrence of an Event of Default (as defined in the Loan Agreement) or (vi) November 15, 2008.  The Loan is secured by a lien on all of the registrant’s and Dolphin’s assets.

One of the trustees of Bruner Family Trust UTD March 28, 2005 is Marc E. Bruner, the president and a director of the registrant.

Item 9.01                                Financial Statements and Exhibits

Regulation S-K Number	Document

10.1	Loan Agreement dated as of April 14, 2008 among Galaxy Energy Corporation and Dolphin Energy Corporation, Borrowers, and Bruner Family Trust, Lender *
______________
*previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION
April 29, 2008	By: /s/ Christopher S. Hardesty Christopher S. Hardesty Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Regulation S-K Number	Document

10.1	Loan Agreement dated as of April 14, 2008 among Galaxy Energy Corporation and Dolphin Energy Corporation, Borrowers, and Bruner Family Trust, Lender *
_____________________
*previously filed